As filed with the Securities and Exchange Commission on April 10, 2003
                                                     Registration No. 333-62132

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 _______________

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________
                               Global Sources Ltd.
             (Exact name of registrant as specified in its charter)

          Bermuda                               Not Applicable
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)

                               Global Sources Ltd.
                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton MH 12, Bermuda
                                 (441) 295-2244
                    (Address of Principal Executive Offices)
                                 _______________

                              Global Sources Equity
                               Compensation Plans
                        Numbers I, II, III, IV, V, and VI
                            (Full title of the plans)
                                 _______________
                              James J. Clark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005
                     (Name and address of agent for service)

                                 (212) 701-3000
          (Telephone number, including area code, of agent for service)
                                 _______________
                                    Copy to:
          James J. Clark, Esq.                     Stephen S. James, Esq.
        Cahill Gordon & Reindel                  Appleby, Spurling & Kempe
           80 Pine Street                             Cedar House
         New York, NY 10005                          41 Cedar Avenue
            (212) 701-3000                        Hamilton HM 12, Bermuda
                                                      (441) 295-2244

                                EXPLANATORY NOTE

     Global Sources Ltd., a company incorporated under the laws of Bermuda (the "Registrant"), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on June 1, 2001 (file no. 333-62132) with respect to shares of the Registrant's common shares, par value $0.01 (the "Shares"), thereby registered for offer or sale pursuant to Global Sources Equity Compensation Plans Numbers I, II, III, IV, V, and VI (the "Initial Plans"). A total of 2,557,038 shares were registered for issuance under the Initial Plans.

     The Registrant has since adopted a new equity compensation plan, Global Sources Equity Compensation Plan Number VII ("ECP Plan VII"). According to the terms of ECP Plan VII, shares that were available for grant under the Initial Plans that were not granted under the Initial Plans are available for issuance under ECP Plan VII. These shares are still available under the Initial Plans. The total number of shares available for grant under the Initial Plans on the date of approval of ECP Plan VII was 2,177,577 shares (the "Carried Forward Shares"). The Carried Forward Shares are hereby deregistered.

     Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (file no. 333-62132), the Registrant is filing a Registration Statement on Form S-8 to register the Carried Forward Shares for offer or sale pursuant to the Initial Plans and ECP Plan VII.

     In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July
1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate the Carried Forward Shares from the Initial Plans to ECP Plan VII as well as the Initial Plans, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 filed for the Initial Plans to the Registration Statement on Form S-8 for the Initial Plans and ECP Plan VII that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 10th day of April, 2003.

                               GLOBAL SOURCES LTD.


                               By:  /s/ Eddie Heng Teng Hua
                                    --------------------------------------------
                                    Name:  Eddie Heng Teng Hua
                                    Title:  Chief Financial Officer and Director





Signature                         Name                     Capacity                      Date
---------                         ----                     --------                      ----

        *                   Merle A. Hinrichs        Chairman of the Board and       April 10, 2003
---------------------                                Chief Executive Officer
                                                     (principal executive officer)

/s/ Eddie Heng Teng Hua     Eddie Heng Teng Hua       Chief Financial Officer and    April 10, 2003
---------------------                                 Director (principal financial
                                                      officer, principal accounting
                                                      officer)

        *                   Sarah Benecke             Director                       April 10, 2003
---------------------

        *                   Roderick Chalmers         Director                       April 10, 2003
---------------------

        *                   Dr. H. Lynn Hazlett       Director                       April 10, 2003
---------------------

        *                   David F. Jones            Director                       April 10, 2003
---------------------

        *                   Jeffrey J. Steiner        Director                       April 10, 2003
---------------------


_______________________

* By Eddie Heng Teng Hua pursuant to a Power of Attorney filed with the Form S-8 Registration Statement amended hereby.